Exhibit 5.2

July 13, 2021

Rocket Lab USA, Inc.

3881 McGowen Street

Long Beach, CA 90808

Re:	Securities Registered under Registration Statement on Form S-4

We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-4 (File No. 333-257440) (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to, among other things, the offering by Rocket Lab USA, Inc., a Delaware corporation (the “Company”), of (i) the Assumed Warrants (as defined in the Registration Statement), which consist of warrants to purchase up to 16,266,666 shares of the Rocket Lab Common Stock (as defined in the Registration Statement), and (ii) up to 56,266,666 shares of the Rocket Lab Common Stock (the “Shares”), which consist of shares of Rocket Lab Common Stock issuable with respect to (A) up to 40,000,000 shares of Vector Delaware common stock (as defined in the Registration Statement) that are to be outstanding following the Domestication (as defined in the Registration Statement) as a result of the conversion of 40,000,000 ordinary shares of Vector Acquisition Corporation, a Cayman Islands exempt company, pursuant to the Domestication and (B) up to 16,266,666 shares of Vector Delaware common stock issuable upon exercise of the Vector Delaware warrants (as defined in the Registration Statement), in the case of each of clauses (i) and (ii), that are issuable in connection with the First Merger (as defined in the Registration Statement). The Assumed Warrants and the Shares are being issued pursuant to the Agreement and Plan of Merger, dated as of March 1, 2021, as amended by Amendment No. 1 thereto, dated May 7, 2021, and Amendment No. 2 thereto, dated June 25, 2021, by and among Vector Acquisition Corporation, Rocket Lab USA, Inc. and Prestige Merger Sub, Inc. (the “Merger Agreement”).

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.

The opinions set forth below are limited to the Delaware General Corporation Law, the law of New York and the federal law of the United States.

For purposes of the opinions set forth below, we refer to the following as the “Future Authorization”:

•	the adoption of the Merger Agreement by the stockholders of the Company in accordance with applicable law and the Company’s certificate of incorporation (the “Charter”);

Rocket Lab USA, Inc.

July 13, 2021

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the approval of the Amended and Restated Certificate of Incorporation of the Company in the form set forth in Annex C to the proxy statement/prospectus forming a part of the Registration Statement (the “Restated Charter”) by the stockholders of the Company in accordance with applicable law and the Charter; and

•	the execution, acknowledgement and filing with the Delaware Secretary of State, and the effectiveness of, the Restated Charter in accordance with the Charter and applicable law

Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that:

1. Upon issuance and delivery of the Shares in accordance with the terms of the Merger Agreement following the Future Authorization, the Shares will be validly issued, fully paid and nonassessable.

2. Upon the effectiveness of the First Merger following the Future Authorization, the Assumed Warrants will be valid and binding obligations of the Company.

The opinions expressed above are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity.

This opinion letter and the opinions it contains shall be interpreted in accordance with the Core Opinion Principles as published in 74 Business Lawyer 815 (Summer 2019).

We hereby consent to the inclusion of this opinion as Exhibit 5.2 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ GOODWIN PROCTER LLP